UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 North Sam Houston Parkway East, Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 2 to Credit Agreement

     Helix Energy Solutions Group, Inc., a Minnesota corporation (“Helix”), as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer and the lenders party to the Credit Agreement (as defined below) have entered into Amendment No. 2 to Credit Agreement dated as of October 9, 2009 (the “Second Amendment”) which amends the existing Credit Agreement dated as of July 3, 2006, as amended by Amendment No. 1 to Credit Agreement dated November 29, 2007 (the “Credit Agreement”), by and among Helix, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer and the lenders party thereto. The Second Amendment was executed and delivered on October 9, 2009.

The Second Amendment, among other things:

·	extends the maturity of the revolving line of credit under the Credit Agreement from July 1, 2011 to November 30, 2012,

·
permits the disposition of certain oil and gas properties without a limit as to value, increased from the previous limit of $250,000,000 per year for proved undeveloped reserves and 75,000,000 per year for proved developed reserves, provided that Helix uses a portion of the funds to make certain mandatory prepayments of the existing term loan,

·
relaxes limitations on Helix’s right to dispose of its vessel, the Caesar, by permitting the disposition of such asset provided that Helix uses a portion of the funds to make certain mandatory prepayments of the existing term loans and permitting Helix to contribute such vessel to a joint venture or similar arrangement,

·	increases the maximum amount of all investments permitted in subsidiaries that are neither loan parties nor whose equity interests are pledged from $100,000,000 to $150,000,000,

·
increases the amount of restricted payments in the form of stock repurchases or redemptions such that Helix is permitted to repurchase or redeem its equity interests  to the extent the aggregate price paid since the effectiveness of the Second Amendment does not exceed, on a cumulative basis, $25,000,000 if Helix prepays subsequent to the effectiveness of the Second Amendment  an aggregate amount of the term loan equal or greater than $100,000,000 but less than $200,000,000, and in the amount of $50,000,000 if  Helix prepays subsequent to the effectiveness of the Second Amendment an aggregate amount of the term loan equal to or greater than $200,000,000,

·	amends the applicable margins applicable under the Credit Agreement, and

·	increases the “accordion” feature that allows Helix to increase the revolving line of credit by $100 million (to $550 million) at any time in future periods without additional lender approvals.

    Simultaneously with entering into the Second Amendment, Helix completed an increase in the revolving line of credit  from $420 million to $435 million utilizing the accordion feature included in the Credit Agreement through an increase in the commitment from an existing lender.

The descriptions of the provisions of the Amendment are qualified in their entirety by reference to the full and complete terms of such agreements which are attached hereto as Exhibit 10.1 and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On October 12, 2009, Helix issued a press release containing information related to the amendment to the Credit Agreement. Attached hereto as Exhibit 99.1, and incorporated by reference herein, is that press release.

This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and such information is not incorporated by reference into any registration statements or other document filed under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, regardless of the general incorporation language contained in such filing, except as shall be expressly set forth by specific reference to this filing.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Number                             Description
----------                             --------------

10.1	Amendment No. 2 to Credit Agreement, dated as of October 9, 2009, by and among Helix, as borrower, Bank of America, N.A., as administrative agent, and the lenders named thereto.

99.1	Press Release dated October 12, 2009, relating to the amendment of the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           October 13, 2009

       HELIX ENERGY SOLUTIONS GROUP, INC.

          By:              /s/ Anthony Tripodo
        Anthony Tripodo
          Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.                                Description

10.1	Amendment No. 2 to Credit Agreement, dated as of October 9, 2009, by and among Helix, as borrower, Bank of America, N.A., as administrative agent, and the lenders named thereto.

99.1	Press Release dated October 12, 2009, relating to the amendment of the Credit Agreement.